UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2017

Materion Corporation
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 216-486-4200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

As previously disclosed, on December 2, 2016, Materion Corporation (“Materion”) and Heraeus Holding GmbH (“Heraeus”) entered into an asset purchase agreement pursuant to which Materion agreed to acquire Heraeus’ high-performance target materials business (the “Business”).  On March 1, 2017, Materion completed the acquisition of the Business for €27.5 million (approximately $30.0 million), which is subject to working capital and other adjustments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	By:
Gregory R. Chemnitz
Vice President, Legal Counsel and Secretary